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                                                                   Exhibit 99.1



                           AMERICAN BANCSHARES, INC.

                SPECIAL MEETING OF SHAREHOLDERS, MARCH 12, 1998

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned holder of common shares of American Bancshares, Inc. ("ABI"), a Florida corporation, does hereby appoint J. Gary Russ and Gerald L. Anthony, and each of them, as due and lawful attorneys-in-fact (each of whom shall have full power of substitution), to represent and vote as designated below all of the ABI common shares that the undersigned held of record at 5:00 p.m., Eastern Standard Time, on January 30, 1998, at the Special Meeting of Shareholders of ABI, to be held at the Oakmont Theatres at 4801 Cortez Road West, Bradenton, Florida on March 12, 1998 at 10:00 a.m. or any adjournment thereof, on the following matters, and on such other business as may properly come before the meeting:

1. APPROVAL OF MERGER AGREEMENT. Proposal to approve and adopt the Agreement and Plan of Merger dated as of September 23, 1997, as amended on October 8, 1997, by and among ABI, American Bank of Bradenton, and Murdock Florida Bank, and the transactions contemplated thereby, including the issuance of ABI common shares to holders of Murdock common stock upon consummation of the Merger, as described in the accompanying Joint Proxy Statement-Prospectus dated February 3, 1998.

       [ ]      FOR               [ ]      AGAINST            [ ]     ABSTAIN

2. APPROVAL OF INCREASED NUMBER OF AUTHORIZED COMMON SHARES. Proposal to approve and adopt an amendment to the Articles of Incorporation to increase the number of authorized ABI common shares to 20,000,000.

       [ ]      FOR               [ ]      AGAINST            [ ]     ABSTAIN

3. APPROVAL OF NEW CLASS OF SECURITIES. Proposal to approve and adopt an amendment to the Articles of Incorporation to authorize the creation and issuance of 5,000,000 ABI preferred shares with such designations, preferences, rights, and limitations as are approved, from time to time, by the ABI board of directors.

       [ ]      FOR               [ ]      AGAINST            [ ]     ABSTAIN

4. APPROVAL OF INDEMNIFICATION AMENDMENTS. Proposal to approve and adopt an amendment to the Articles of Incorporation to indemnify officers and directors and limit the liabilities of directors to ABI and its shareholders to the extent permitted under Florida law.

       [ ]      FOR               [ ]      AGAINST            [ ]     ABSTAIN

5.  APPROVAL OF NEW ARTICLE VII.  Proposal to approve the deletion of current
Article VII of the Articles of Incorporation of ABI and replace it with a revised Article VII as described in the accompanying Joint Proxy Statement-Prospectus.

       [ ]      FOR               [ ]      AGAINST            [ ]     ABSTAIN

6. APPROVAL OF BYLAW AMENDMENT PROCEDURE. Proposal to approve and adopt an amendment to the Articles of Incorporation of ABI to increase the vote required by shareholders to amend the ABI Bylaws to 66 2/3% of the outstanding ABI Common Shares;

       [ ]      FOR               [ ]      AGAINST            [ ]     ABSTAIN

7. APPROVAL TO INCREASE NUMBER OF SHAREHOLDERS TO CALL A SPECIAL MEETING. Proposal to approve and adopt an amendment to the Articles of Incorporation of ABI to permit shareholders to call a special meeting of shareholders only if requested in writing by at least 50% of the outstanding ABI common shares.

       [ ]      FOR               [ ]      AGAINST            [ ]     ABSTAIN

All of the above proposals are described in greater detail in the accompanying Joint Proxy Statement-Prospectus and Appendices A and D thereto, each of which are incorporated herein by reference.

                     (Please Sign and Date on Reverse Side)
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                          (Continued from other side)

                        PLEASE SIGN AND RETURN PROMPTLY.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE APPROVAL OF EACH OF THE PROPOSALS SET FORTH ON THIS CARD.

PLEASE ENTER THE NUMBER OF ABI COMMON SHARES YOU OWN:_____________

(Please sign, date, and return this proxy form exactly as your name or names appear below whether or not you plan to attend the meeting.)
                                     [ ]  I plan to attend the Special Meeting.
                                     [ ]  I do not plan to attend the Special
                                          Meeting.

                              Date:_______________________________________, 1998

                              Signature(s):____________________________________

                              _________________________________________________

                              _________________________________________________
                                         Title or Authority (if applicable)

                              PLEASE SIGN YOUR NAME HERE EXACTLY AS IT APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS AN ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, CORPORATE OFFICER OR OTHER SIMILAR CAPACITY, SO INDICATE. IF THE OWNER IS A CORPORATION, AN AUTHORIZED OFFICER SHOULD SIGN FOR THE CORPORATION AND STATE HIS TITLE. THIS PROXY SHALL BE DEEMED VALID FOR ALL SHARES HELD IN ALL CAPACITIES THAT THEY ARE HELD BY THE SIGNATORY.